UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2014

Yadkin Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621-3404

(Address of Principal Executive Offices)	(Zip Code)

(336) 526-6300
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On January 27, 2014, Yadkin Financial Corporation (the “Company”), VantageSouth Bancshares, Inc. (“VantageSouth”) and Piedmont Community Bank Holdings, Inc. (“Piedmont”) announced that they had entered into a definitive agreement, dated as of January 27, 2014, pursuant to which VantageSouth and Piedmont will merge with and into the Company. A copy of the press release containing such announcement is attached hereto as Exhibit 99.1. In addition, the Company will be providing supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors. The slides to be used in connection with this analyst and investor presentation are attached hereto as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d) Exhibits.	The following exhibits are filed as part of this report:

Exhibit
Number	Description

99.1	Joint Press Release of Yadkin Financial Corporation and VantageSouth Bancshares, Inc.
dated January 27, 2014.

99.2	Investor Presentation dated January 27, 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN FINANCIAL CORPORATION
January 27, 2014	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Joint Press Release of Yadkin Financial Corporation and VantageSouth Bancshares, Inc.
dated January 27, 2014.

99.2	Investor Presentation dated January 27, 2014.